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                                                                     EXHIBIT 1.2


                       KAUFMAN AND BROAD HOME CORPORATION
                            (a Delaware corporation)



                               Equity Securities



                             UNDERWRITING AGREEMENT



                                                                 _________, 199_





Ladies and Gentlemen:

         Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time (i) shares of common stock of the Company (the "Common Shares"), (ii) shares of a series of preferred stock of the Company (the "Preferred Shares") which may be convertible into Common Shares or (iii) warrants to purchase Common Shares or Preferred Shares (the "Warrants") which may be sold separately or together with Common Shares. The Common Shares, the Preferred Shares and the Warrants are hereinafter referred to as the "Securities". The Securities are registered under the registration statement referred to below.

         Particular issuances or series of the Securities will be sold pursuant to a Terms Agreement referred to in Section 2 in the form of Annex A attached hereto, for resale in accordance with the terms of offering determined at the time of sale. Under such Terms Agreement, subject to the terms and conditions hereof, the Company will agree to issue and sell, and the firm or firms specified therein (the "Underwriters") will agree to purchase, the amount of Securities specified therein (the "Firm Securities"). In such Terms Agreement, the Company also may grant to such Underwriters, subject to the terms and conditions set forth therein, an option to purchase additional Securities in an amount not to exceed the amount specified in such Terms Agreement (such additional Securities are hereinafter referred to as the "Option Securities"). The Firm Securities and the Option Securities are hereinafter collectively referred to as the "Offered Securities".
























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         The representative or representatives of the Underwriters, if any, specified in the Terms Agreement referred to in Section 2 are hereinafter referred to as the "Representative(s)"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representative(s)", as used in this Agreement shall mean the Underwriters.

         Preferred Shares issued pursuant to the Terms Agreement referred to in
Section 2 will be issued in accordance with a Certificate of Designations as specified in such Terms Agreement (the "Certificate of Designations").
Warrants issued pursuant to the Terms Agreement referred to in Section 2 will be issued under a Warrant Agreement (the "Warrant Agreement") between a bank or trust company selected by the Company as specified in such Terms Agreement (the "Warrant Agent").

SECTION 1.   Representations and Warranties.

         (a) The Company represents and warrants to each Underwriter as follows:

                 (i) A registration statement (No. 333-_____), including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 2, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 2 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "1933 Act") (the "1933 Act Regulations"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 2, the Registration Statement and the Prospectus will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither of such documents will include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative(s) expressly for use in the Registration Statement or the Prospectus.

                 (ii) Ernst & Young LLP, whose report is incorporated by reference into the Registration Statement, are independent public accountants with respect to the Company and with respect to the Company's subsidiaries, in each case as required by the 1933 Act and the 1933 Act Regulations.





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                 (iii)    The financial statements included or incorporated by
         reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the Company's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends (including the amounts the ratios would have been were interest on the outstanding collateralized mortgage obligations of the Company's wholly owned limited purpose financing subsidiaries included in such ratios' calculation) included in the Prospectus under the caption "Consolidated Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends" in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

                 (iv) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (which term, as used in this Agreement, includes without limitation consolidated joint ventures and partnerships (collectively, the "Joint Ventures") in which the Company is a participant) considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends in customary amounts per share on the Common Stock of the Company, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (vi) Each Significant Subsidiary (as defined below) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of










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         the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned (except for directors qualifying shares and a nominal number of shares held by affiliated parties) by the Company, directly or through one of its other subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the outstanding equity interests in each Significant Subsidiary which is a Joint Venture have been duly authorized (if applicable) and validly issued, are fully paid and non-assessable and are owned by the Company (except to the extent that a minority interest in the Joint Ventures is reflected in the Company's consolidated financial statements included or incorporated by reference in the Prospectus), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. For purposes of this Agreement, "Significant Subsidiaries" means the subsidiaries and Joint Ventures identified on Annex B hereto which subsidiaries and Joint Ventures (A) on the basis of the Company's most recent audited financial statements, represented 90% or more of the total assets of the Company and its subsidiaries and (B) include all "significant subsidiaries" of the Company, as such term is defined in Rule 405 of the 1933 Act Regulations.

                 (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to or incorporated by reference in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and the Common Stock conforms to the statements relating thereto referred to or incorporated by reference in the Prospectus.

                 (viii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, which default or violation would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Terms Agreement, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or







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         otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter, by-laws or other corresponding organizational documents of the Company or any of the Significant Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

                 (ix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is not so disclosed and (net of reserves and insurance) the Company believes might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate and net of reserves and insurance, not material to the Company and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

                 (x) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Offered Securities hereunder or the consummation by the Company of any of the other transactions contemplated hereby, except such as may be required and have been obtained under the 1933 Act and the 1933 Act Regulations for the Offered Securities and such as may be required under state securities laws.

                 (xi) This Agreement has been duly authorized, executed and delivered by the Company.

                 (xii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at the respective times the Registration Statement became effective, at the date of the Terms Agreement and at the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (xiv) There are no holders of securities of the Company with currently exercisable











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         registration rights who have any securities registered as part of the
         Registration Statement or included in the offering contemplated by this Agreement.

                 (xv) The Company and each of the Significant Subsidiaries have good and marketable title to all of their respective properties, in each case free and clear of all liens, encumbrances and defects, except (i) customary liens and encumbrances arising in the ordinary course of the Company's construction and development business and the financing thereof, (ii) as stated or incorporated by reference in the Prospectus or (iii) such as do not materially affect the value of such properties in the aggregate to the Company and its subsidiaries considered as one enterprise and do not materially interfere with the use made and proposed to be made of such properties.

                 (xvi) The Company and its Significant Subsidiaries possess such certificates, authorities and permits issued by the appropriate state, federal and foreign regulatory agencies and bodies necessary to conduct all material aspects of the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xvii) No default or event of default with respect to any Indebtedness (as such term is defined in the Prospectus) of the Company or any of its Significant Subsidiaries entitling, or which, with notice or lapse of time or both, would entitle, the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement, the issuance and sale of the Offered Securities or the consummation of the transactions contemplated hereby or thereby.

                 (xviii) The Company and each of the Significant Subsidiaries have filed all tax returns required to be filed, which returns, as amended, are complete and correct in all material respects, and neither the Company nor any Significant Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect to said returns which would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xix) The Company and its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.





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         (b)     Any certificate signed by any officer of the Company and
delivered to the Representative(s) or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Purchase and Offering of Offered Securities. The obligation of the Company to issue and sell any Firm Securities, the obligation of the Underwriters to purchase the Firm Securities, and, if applicable, the Company's granting to the Underwriters of an option to purchase any Option Securities, will be set forth in a Terms Agreement (the "Terms Agreement") which shall be in the form of an executed writing (which may be handwritten), and may be evidenced by an exchange of telegraphic or any other rapid transmission device designed to produce a written record of communications transmitted at the time the Company determines to sell the Firm Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the following: the firm or firms which will be Underwriters; the names of any Representative(s); the aggregate amount of the Firm Securities, and, if applicable, the Option Securities; the terms of any option granted by the Company to the Underwriters to purchase Option Securities; the amount of Firm Securities to be purchased by each Underwriter; the initial public offering price of the Offered Securities; the purchase price to be paid by the Underwriters; and, if the Offered Securities are Preferred Shares or Warrants, the terms thereof. The Terms Agreement will also specify the place of delivery and payment for the Offered Securities and any details of the terms of the offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities.

         The time and date of delivery and payment of the Firm Securities will be the time and date specified in the Terms Agreement, or such other time thereafter as the Representative(s) and the Company agree as the time for payment and delivery of the Firm Securities (such time and date, being herein and in the Terms Agreement referred to as the "Firm Closing Date"). The time and date of delivery and payment of the Option Securities, if any, will be the time and date specified by the Underwriters as provided in the Terms Agreement, which may be the Firm Closing Date, but shall not be prior to the Firm Closing Date (such time and date being herein and in the Terms Agreement referred to as the "Option Closing Date"). As used herein and in the Terms Agreement, the term "Closing Date" means, with respect to the Firm Securities, the Firm Closing Date and, with respect to the Option Securities, the Option Closing Date.

         The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus. The Offered Securities delivered to the Underwriters on the Closing Date will be in such denominations and registered in such names as the Underwriters may request.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter that, in connection with each offering of Offered Securities:

         (a) The Company will notify the Representative(s) promptly (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act





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during any period when the Prospectus is required to be delivered under the
1933 Act, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities or Offered Securities under state securities or Blue Sky laws or the initiation of any proceeding for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give the Representative(s) notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment thereto) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the Offered Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representative(s) with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative(s) or counsel for the Underwriters shall reasonably object.

         (c) The Company will deliver to the Representative(s) as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representative(s) may reasonably request.

         (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

         (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to the Representative(s) and counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other





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jurisdictions of the United States as the Representative(s) may designate;
provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Offered Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required by applicable law. The Company will promptly advise the Representative(s) of the receipt by the Company of any notification with respect to the suspension of qualification of the Offered Securities for sale in any state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (g) The Company will make generally available to its security holders as soon as practicable, but not later than 50 days after the close of the period covered thereby (or 120 days in the case of the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (h) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Following the execution of the applicable Terms Agreement, the Company will prepare, and file or transmit for filing copies of the Prospectus with the Commission in accordance with Rule 424(b).

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (k) If and to the extent so provided in the applicable Terms Agreement, the Company, for the period therein provided, will not, directly or indirectly, sell, contract to sell or otherwise dispose of certain of its securities as specified in such Terms Agreement.

         (l) If and to the extent so provided in the applicable Terms Agreement, the Company will use its reasonable best efforts to effect the listing of the Offered Securities on the New York Stock Exchange and to cause the Offered Securities to be registered under the 1934 Act.

         (m) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy any obligations to issue shares of Common Stock upon conversion of any Preferred Stock or exercise of any Warrants that may be outstanding from time to time.

SECTION 4. Payment of Expenses. The Company will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the printing or reproduction of this Agreement and the Terms Agreement; (iii) the preparation, issuance and delivery of the certificates








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for the Offered Securities to the Underwriters; (iv) the fees and disbursements of the Company's counsel and accountants; (v) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and the legal investment survey, if any;
(vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto; (vii) the printing and delivery to the Representative(s) of copies of the Blue Sky Survey and the legal investment survey, if any;
(viii) any fees payable in connection with the rating of the Offered
Securities; (ix) any fees payable to the National Association of Securities Dealers, Inc.; (x) any fees payable to the Commission; and (xi) the fees and expenses incurred in connection with the listing on the New York Stock Exchange of the Offered Securities. The Company will not be responsible for any other expenses, including (without limitation) the fees and disbursements of counsel for the Underwriters (except as provided in Section 4(v) hereof).

         If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Securities on the Firm Closing Date and the Option Securities on the Option Closing Date will be subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) The Prospectus shall have been filed in accordance with the 1933 Act Regulations and Section 3(i) of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

         (b)     At the Closing Date the Representative(s) shall have received:

                 (1) The favorable opinion, dated as of the Closing Date, of Munger, Tolles & Olson LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect (to the extent applicable to the Offered Securities) that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                          (ii) If the Offered Securities are Common Shares, the Common Shares have been duly authorized and validly issued and, when countersigned by the transfer agent therefor, and sold to the Underwriters against payment therefor pursuant to this Agreement and the Terms Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such Common Shares is not subject to the





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

                 preemptive rights of any stockholder of the Company.

                          (iii) If the Offered Securities are Preferred Shares, the Preferred Shares have been duly authorized and validly issued and, when countersigned by the transfer agent therefor and sold to the Underwriters against payment therefor pursuant to this Agreement an the Terms Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such Preferred Shares is not subject to the preemptive rights of any stockholder of the Company.

                          (iv) If the Offered Securities are Preferred Shares that are convertible into Common Shares, the Common Shares have been duly authorized and reserved for issuance by the Company upon conversion of the Preferred Shares, and when so issued and countersigned by the transfer agent therefor, will be validly issued, fully paid and non-assessable; and the issuance of such Common Shares will not be subject to the preemptive rights of any stockholder of the Company.

                          (v) If the Offered Securities are Warrants, the Warrants have been duly authorized, executed and delivered by the Company and, when countersigned by the Warrant Agent and sold to the Underwriters against payment therefor pursuant to this Agreement and the Terms Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                          (vi) If the Offered Securities are Warrants, the Warrant Agreement has been duly authorized, executed and delivered by the Company, and the Warrant Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                          (vii) If the Offered Securities are Warrants to purchase Common Shares or Preferred Shares, the Common Shares or Preferred Shares, as the case may be, have been duly authorized and reserved for issuance by the Company upon exercise of such Warrants, and when so issued and countersigned by the transfer agent therefor, will be validly issued, fully paid and non-assessable; and the issuance of such Common Shares or Preferred Shares will not be subject to the pre-emptive rights of any stockholder of the Company.

                          (viii) The Offered Securities conform in all material respects to the description thereof contained in the Prospectus.

                          (ix) The forms of certificates for the Offered Securities conform to the requirements of the Delaware General Corporation Law.

                          (x) The information in the Prospectus relating to the description of the capital stock of the Company and relating to Federal income tax considerations, to the extent that it constitutes summaries of legal matters or documents, has been reviewed by such counsel and is correct in all material respects.

                          (xi) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                          (xii) The Registration Statement, at the time it became effective, and the Registration Statement and the Prospectus at the date of the applicable Terms Agreement (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion need be rendered) complied and complies as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                          (xiii) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

In giving the opinions in paragraphs (v), (vi) and (vii), such counsel shall be entitled to assume without any investigation that California law is the same as New York law for all purposes relevant to the determination of the enforceability of agreements governed by New York law.

                 (2) The favorable opinion, dated as of the Closing Date, of the General Counsel or Associate Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                          (ii) To the best of such counsel's knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                          (iii) Each of the Company's Significant Domestic Subsidiaries (as defined below) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise or on their consolidated financial condition or earnings; to the best of such counsel's knowledge and information, all of the issued and outstanding capital stock of each such Significant Domestic Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned (except for directors qualifying shares and a nominal number of shares held by affiliated parties) by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. As used in this Agreement, the term "Significant Domestic Subsidiaries" means the Significant Subsidiaries set forth in Annex B hereto.

                          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans or the exercise of convertible securities referred to or incorporated by reference in the Prospectus); and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                          (v) To the best of such counsel's knowledge and information, there are no statutes or regulations required to be described in the Registration Statement or the Prospectus which are not described as required and there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in or incorporated by reference in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate and net of reserves and insurance, not material to the Company and its subsidiaries considered as one enterprise.

                          (vi)    The information under "Item 1.
                 Business--Regulation and Environmental Matters" in the Company's most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement and in Item 15 in
                 Part II of the Registration Statement, to the extent that it constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements or other documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                  (vii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed or incorporated by reference as exhibits thereto other than those described or referred to or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and, to the best of such counsel's knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed or incorporated by reference, which default could have a material adverse effect on the Company and its subsidiaries considered as one enterprise or on their consolidated financial condition or earnings.

                 (viii) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Offered Securities to the Underwriters, except such as may be required under the 1933 Act, the 1933 Act Regulations, or state securities laws.

                 (ix) The issuance and delivery of the Offered Securities, the execution and delivery of the Terms Agreement (including the provisions of this Agreement) and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, to the best of such counsel's knowledge and information, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

                 (x) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion need be rendered), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

In giving such opinion, as to matters governed by laws other than the law of the States of California, the General Corporation Law of the State of Delaware and the federal law of the United States of America, such counsel may, at such counsel's option, either (A) assume without any investigation that the law of the State of California (or, if appropriate, the General Corporation Law of the State of Delaware and the federal law of the United States of America) is the same as the law governing such other matters for all purposes relevant to such opinion, or (B) rely on an opinion or opinions of local counsel satisfactory to the Representative(s), so long as each such opinion shall be dated as of the Closing Date and in form and substance reasonably satisfactory to the Representative(s), and shall expressly permit the Underwriters to rely thereon as if such opinion were addressed to the Underwriters.

                 (3) The favorable opinion, dated as of the Closing Date, of counsel for the Underwriters, with respect to the matters set forth in (iii) through (viii) and (xi) through (xiii) (but not with respect to any documents incorporated by reference) of subsection (b)(1) of this

         Section.

                 (4)      In giving their opinions required by subsections
         (b)(1), (b)(2) and (b)(3), respectively, of this Section, Munger, Tolles & Olson LLP, the General Counsel or Associate Counsel of the Company (as the case may be) and counsel for the Underwriters shall each additionally state that nothing has come to their attention that has led them to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement or the Prospectus (except for financial statements and other financial data included therein, as to which counsel need make no statement), at the date of the Terms Agreement, or any such amendment or supplement, as of its date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

         (b) At the Closing Date, there shall not have been, since the date of the Terms Agreement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative(s) shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Date, to the effect that (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge and information, no proceedings for that purpose have been initiated or threatened by the Commission; and (v) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company has not been lowered and no such rating agency has publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for a possible downgrading.

         (c) At the Closing Time, the Representative(s) shall have received from Ernst & Young LLP a letter dated such date, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information included and incorporated by reference in the Registration Statement and the Prospectus.

         (d) If the listing of the Offered Securities on the New York Stock Exchange is required under Section 3(c) hereof and the applicable Terms Agreement, the Offered Securities shall, at the Closing Date, have been approved for listing on the New York Stock Exchange upon notice of issuance.

         (e) At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

         (h) In the event the Underwriters exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Option Closing Date, and the Representative(s) shall have received:

                 (i) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Firm Closing Date pursuant to Section 5(c) hereof remains true as of such Option Closing Date.

                 (ii) The favorable opinion of Munger, Tolles & Olson LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, relating to the Option Secutities and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(4) hereof.

                 (iii) The favorable opinion of the General Counsel or Associate Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by Sections 5(b)(2) and 5(b)(4) hereof.

                 (iv) The favorable opinion of counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by Sections 5(b)(3) and 5(b)(4) hereof.

                 (v) A letter from Ernst & Young LLP in form and substance satisfactory to the Representative(s) and dated such Option Closing Date, substantially the same in scope and substance as the letter furnished to the Representative(s) pursuant to Section 5(c) hereof except that the "specified date" in the letter furnished pursuant to this Section shall be a date not more than five days prior to such Option Closing Date.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative(s) by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

SECTION 6.  Indemnification

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representative(s)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that (A) the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative(s) expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or Supplement thereto); and (B) the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as may then be amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Offered Securities to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative(s) expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of Officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Securities to the Underwriters.

SECTION 9.  Termination of Agreement.

         (a) The Representative(s) may terminate this Agreement and the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement and the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representative(s), impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities; (iii) if trading in the securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said Exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or California authorities; or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company shall have been lowered or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for a possible downgrading.

         (b) If this Agreement and the applicable Terms Agreement are terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

SECTION 10. Default by One or More of the Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and the applicable Terms Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the Representative(s) may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons (including any of the Underwriters) but if no arrangements are made by the Closing Date the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in the Terms Agreement bear to the aggregate amount of Offered Securities set opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10 percent of the aggregate amount of Offered Securities set forth in such Terms Agreement, the Representative(s) may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons (including any of the Underwriters) but if no arrangements are made by the Closing Date the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such non-defaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative(s) shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative(s) at ________________, attention of ___________________; notices to the Company shall be directed to it at 10990 Wilshire Boulevard, Los Angeles, California 90024, attention of Michael F. Henn, Senior Vice President and Chief Financial Officer.

SECTION 12. Parties. This Agreement and the applicable Terms Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the applicable Terms Agreement or any provision herein or therein contained. This Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        KAUFMAN AND BROAD HOME CORPORATION



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED,
   as of the date first above written:


[NAMES OF UNDERWRITERS]

By: [Representative(s)]



By:
   -------------------------------
Name:
Title:

For itself and as Representative(s) of the other
Underwriters.

                                    ANNEX A



                       KAUFMAN AND BROAD HOME CORPORATION
                            (a Delaware Corporation)



                               Equity Securities



                                TERMS AGREEMENT



                                                                   _______, 199_


[Names and Addresses of
  Representatives]


Ladies and Gentlemen:

         Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated ________, 19__ (the "Underwriting Agreement"), between the Company on the one hand and ___________, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the securities specified in Schedule II hereto (the "Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that, if this Terms Agreement and the Underwriting Agreement are dated different dates, each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of the Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless

















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

otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the underwriters of Securities are set forth in Schedule II hereto.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters' and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         [Subject to the terms and conditions set forth herein and in the Terms Agreement, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase in the aggregate up to the number of Option Securities set forth on Schedule II at the same purchase price as shall be applicable to the Firm Securities. The Option hereby granted will expire _ days after the date hereof and may be exercised, in whole or in part at one time, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Securities. Such option may be exercised upon written notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Option Securities as to which the option is exercised shall be purchased by each Underwriter, severally and not jointly, in the proportion that the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Securities, subject to such adjustments as you, in your discretion, shall make to eliminate any sales or purchases of fractional Offered Securities. No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.
The right to purchase the Option Securities or any portion thereof may be surrendered and terminated at any time before the exercise thereof upon written notice by the Representatives to the Company.]

         If the foregoing is in accordance with your understanding, please sign and return to us ________ counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the


















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

Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

                                           Very truly yours,



                                           KAUFMAN AND BROAD HOME CORPORATION




                                           By
                                             -------------------------------
                                           Name:
                                           Title:


Accepted as of the date hereof:



By:
   -------------------------------


On behalf of each of the Underwriters




























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

                                   SCHEDULE I





                                                       Amount of Designated
                                                          Firm Securities
      Underwriter                                         to be Purchased
      -----------                                      --------------------





                                                       ----------------

Total............................                      ================






























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
                                  SCHEDULE II



Title of Securities:


Aggregate amount of Firm Securities:


Aggregate amount of Option Securities:


Price to Public:

          $_________

Purchase Price by Underwriters:

          $________

Specified funds for payment of purchase price:


If the Securities are Preferred Shares, the terms of such Preferred Shares are as follows:

          Designation:

          Date of Certificate of Designations:

          Dividend Rate or Amount:

          Dividend Payment Dates:

          Conversion Rights:

          Ranking:

          Liquidation Rights:

          Redemption Provisions:

          Sinking Fund Provisions:

          Voting Right Provisions:

If the Securities are Warrants, the terms thereof are as follows:

          Warrant Agent:

          Warrant Agreement:

               Warrant Agreement dated as of ________, 19__, between the Company and the Warrant Agent.

          Exercise Price:

          Expiration Date:

         Terms of Exercise:

Firm Closing Date:

          [Time and date], 19 _

Closing Location:

Black Out Period:

Names and addresses of Representatives:

Listings(s):

Address for Notices, etc.:

Other Terms:
























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
                                    ANNEX B


                       KAUFMAN AND BROAD HOME CORPORATION


                        List of Significant Subsidiaries
                  (including Significant Foreign Subsidiaries)

































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